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                                DEWEY BALLANTINE

                           1301 Avenue of the Americas
                               New York 10019-6092
                  Telephone 212-259-8000 Facsimile 212 259-6333


                                                                     Exhibit 5.1



                                                     June 10, 1996



IMC Mortgage Company
3450 Buschwood Park Drive
Tampa, Florida  33618


Ladies and Gentlemen:

                  We have acted as counsel to IMC Mortgage Company, a Florida corporation (the "Company"), in connection with the filing by the Company of Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-3954) to be filed on June 10, 1996 (the "Registration Statement") relating to the public offering of up to 3,100,000 shares (the "Stock") of the Company's Common Stock, $0.01 par value per share.

                  We are not admitted to practice under the laws of the state of Florida. With respect to the opinions expressed herein, as to all matters governed by Florida law, we have relied upon the opinion of Mitchell W. Legler, P.A., a copy of which is attached hereto. Based on the foregoing, it is our opinion that:

                  1. The issuance of the Stock has been lawfully and duly authorized; and

                  2. When the Stock has been issued, delivered and sold upon the terms stated in the Registration Statement, the Stock will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm on the cover of the Registration Statement and under the heading "Legal Matters" in the Prospectus included in such Registration Statement.


                                                Very truly yours,

                                                /s/ Dewey Ballantine



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                            MITCHELL W. LEGLER, P.A.

                         1 Independent Drive, Suite 3104
                           Jacksonville, Florida 32202
                  Telephone 904-791-9111 Facsimile 904-791-9333




                                                    June 10, 1996



IMC Mortgage Company
3450 Buschwood Park Drive
Tampa, Florida  33618


Ladies and Gentlemen:

                  We have acted as special counsel to IMC Mortgage Company, a Florida corporation (the "Company"), in connection with the filing by the Company of Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-3954) on the date hereof (the "Registration Statement") relating to the public offering of up to 3,100,000 shares (the "Stock") of the Company's Common Stock, $.01 par value per share.

                  We are admitted to practice under the laws of the state of Florida. Based on the foregoing, it is our opinion that:

                  1. The issuance of the Stock has been lawfully and duly authorized; and

                  2. When the Stock has been issued, delivered and sold upon the terms stated in the Registration Statement, the Stock will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion as an attachment to the opinion of Dewey Ballantine filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the reliance of Dewey Ballantine on this opinion with respect to any matters addressed herein which are governed by Florida law.



                                                Very truly yours,

                                                /s/ Mitchell W. Legler, P.A.


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